UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported: December 5, 2003
Commission File No. 1-8968

ANADARKO PETROLEUM CORPORATION
1201 Lake Robbins Drive, The Woodlands, Texas 77380-1046
(832) 636-1000

Incorporated in the	Employer Identification
State of Delaware	No. 76-0146568

Item 9. Regulation FD Disclosure

On December 5th, 2003, in the T-Bar X Limited Company vs. Anadarko Petroleum Corporation trial in Robertson County, Texas, a jury returned a verdict in favor of the plaintiff. The case involves a dispute regarding a confidentiality agreement that Anadarko executed in August 1999. The jury found $40 million in actual damages, plus $100 million in punitive damages. The trial court has not yet entered a judgment on the jury's verdict; however, if the trial court enters such a judgment, Anadarko believes that it has strong arguments to reverse any such judgment. Anadarko and outside counsel believe that, following appeals, it is unlikely that any such judgment based on this verdict will be affirmed. If any such judgment is reversed and remanded for new trial, Anadarko will vigorously defend itself on retrial. Prior to this verdict, Anadarko had a $1 million liability recorded for this contingency. While the ultimate outcome and impact of this claim on Anadarko cannot be predicted with certainty, Anadarko believes that the resolution of these proceedings will not have a material adverse effect on its consolidated financial position. This verdict does not change Anadarko's evaluation of the ultimate outcome of the case and Anadarko does not anticipate an increase in the reserve at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized officer.

ANADARKO PETROLEUM CORPORATION
(Registrant)

December 18, 2003	By:	/s/ Diane L. Dickey
Diane L. Dickey - Vice President and Controller